Exhibit 5.1

O L S H A N	1325 AVENUE OF THE AMERICAS ● NEW YORK, NEW YORK 10019 TELEPHONE: 212.451.2300 ● FACSIMILE: 212.451.2222

August 6, 2021

PLx Pharma Inc.

9 Fishers Lane, Suite E

Sparta, New Jersey 07871

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PLx Pharma Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time by the Company of up to an aggregate initial offering amount of $200,000,000 of the following securities (each a “Company Security” and collectively, or in any combination, the “Company Securities”):

(i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”);

(ii) one or more classes or series of shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”);

(iii) one or more series of debt securities, which may be senior or subordinated debt or senior or subordinated convertible debt (the “Debt Securities”);

(iv) warrants representing the rights to purchase shares of Common Stock, Preferred Stock, or Debt Securities (the “Warrants”);

(v) units comprised of one or more of the Company Securities in one or more series and in any combination (the “Units”); and

(vi) rights to purchase an indeterminate number of shares of Common Stock, Preferred Stock, or Warrants (the “Rights”).

We also have acted as special counsel to the Company in connection with the sale through JMP Securities LLC as the sales agent (the “Sales Agent”) from time to time by the Company of shares of Common Stock (the “Equity Distribution Agreement Shares”) having an aggregate offering price of up to $75,000,000 pursuant to the Registration Statement, the Base Prospectus and the related prospectus supplement for the sale of the Equity Distribution Agreement Shares included in the Registration Statement (the Base Prospectus and such prospectus supplement, collectively, the “Equity Distribution Agreement Prospectus”), and that certain Equity Distribution Agreement dated as of August 6, 2021 between the Sales Agent and the Company (the “Equity Distribution Agreement”).

This opinion letter is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

O L S H A N F R O M E W O L O S K Y L L P	WWW.OLSHANLAW.COM

August 6, 2021

The Company Securities may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Base Prospectus”) and any supplements to the Base Prospectus (each, together with the Base Prospectus, a “Prospectus”). This opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Company Securities in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Company Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate with respect to such Company Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

For purposes of rendering the opinions expressed below, we have examined the Registration Statement, the Indenture (as hereinafter defined), the Company’s Amended Certificate of Incorporation (the “Certificate of Incorporation”) as currently in effect, and the Company’s Amended and Restated Bylaws (the “Bylaws”) as currently in effect, and we have made such investigation of law as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. For purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of these assumptions.

Unless otherwise provided in any Prospectus relating to a particular series of Debt Securities, the Debt Securities will be issued pursuant to an indenture (the “Indenture”) between the Company and a trustee to be named in the applicable supplement to the Prospectus (the “Trustee”), substantially in the form that is included as an exhibit to the Registration Statement. Any Debt Securities may be convertible into shares of Common Stock or other Company Securities. The Company Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under the Registration Statement or a Current Report on Form 8-K. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”). The Rights will be issued under one or more rights agreements (each a “Rights Agreement”). The Units will be issued under one or more unit purchase agreements (each a “Unit Purchase Agreement”).

The opinions expressed in this opinion letter are limited to (i) the Delaware General Corporation Law (the “DGCL”), and (ii) with respect to opinion paragraphs 3 through 6, the laws of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

August 6, 2021

(1)	With respect to shares of Common Stock (other than the Equity Distribution Agreement Shares), when all necessary corporate action of the Company has been taken to approve an issuance of shares of Common Stock, and certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued), either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (the “Board of Directors”), upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the Board of Directors, for the consideration therefor set forth in the applicable agreement and approved by the Board of Directors, which consideration shall not be less than the par value of the Common Stock, such shares of Common Stock, including the shares of Common Stock that form a part of any Units, will be validly issued, fully paid and non-assessable.
(2)	With respect to shares of any series of Preferred Stock, when all necessary corporate action of the Company has been taken to approve an issuance of shares of Preferred Stock and the terms of the shares of such series, including the adoption of a certificate of designation or amendment to the Certificate of Incorporation fixing and determining the terms of such Preferred Stock conforming to the DGCL, the filing of a certificate or amendment, as applicable, with the Secretary of State of the State of Delaware, the payment in full of any filing fees attendant thereto, and the due reservation of any Common Stock and Preferred Stock for issuance, and certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment of the consideration therefor (which consideration shall not be less than the par value of the Preferred Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors, which consideration shall not be less than the par value of the Preferred Stock, the shares of such series of Preferred Stock, including the shares of Preferred Stock that form a part of any Units, will be validly issued, fully paid and non-assessable.
(3)	With respect to any series of Debt Securities, when (a) the Indenture and the applicable supplement, if any, to the Indenture have been duly authorized and validly executed and delivered by the Company and any Trustee named in the Prospectus relating to such series, (b) the Indenture, as then and theretofore amended or supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (c) the Company has taken all necessary corporate action to authorize and approve the issuance and terms of such series of Debt Securities, (d) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, and (e) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable supplement, the Debt Securities of such series, including the Debt Securities that form a part of any Units, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

August 6, 2021

(4)	With respect to Warrants to be issued under a Warrant Agreement, when all necessary corporate action of the Company has been taken to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, the Warrant Agreement has been duly executed and delivered by the Company, and such Warrants have been duly executed, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants, including the Warrants that form a part of any Units, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
(5)	With respect to the Units, when all necessary corporate action of the Company has been taken to approve and establish the terms of the Units and to authorize and approve the issuance of the Company Securities comprising the Units, the terms of the offering and related matters, the Unit Purchase Agreement has been duly authorized, validly executed and delivered by the parties thereto, and the Units and/or the Company Securities comprising the Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment of the consideration provided therefor in the definitive purchase, underwriting or similar agreement as applicable and approved by the Board of Directors, which consideration shall not be less than the aggregate par value of any Common Stock and/or Preferred Stock included in the Units, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
(6)	With respect to Rights to be issued under a Rights Agreement, when all necessary corporate action of the Company has been taken to approve the issuance and terms of such Rights, the terms of the offering thereof and related matters, the Rights Agreement has been duly executed and delivered by the Company, and such Rights have been duly executed, issued and delivered in accordance with the terms of the Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Rights, including the Rights that form a part of any Units, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
(7)	When the Equity Distribution Agreement Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Equity Distribution Agreement, the issuance and sale of the Equity Distribution Agreement Shares will have been duly authorized by all necessary corporate action of the Company, and the Equity Distribution Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issuance of any of the Equity Distribution Agreement Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation.

The opinions set forth above are subject to the following additional assumptions:

(a)	The Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness will not have been terminated, suspended or rescinded;

August 6, 2021

(b)	A supplement to the Prospectus will have been prepared and filed with the Commission describing the securities offered thereby and will comply with all applicable laws;
(c)	All Company Securities offered pursuant to the Registration Statement will be issued and sold (i) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement or any supplement to the Prospectus and (ii) only upon payment of the consideration fixed therefor in accordance with the terms and conditions of any applicable definitive underwriting, purchase, agency or similar agreement relating to the particular offering, including any amendment or supplement thereto (each a “Purchase Agreement”), and any other applicable agreement relating to the particular offering (including the Indenture, any certificate of designation or amendment to the Certificate of Incorporation, Warrant Agreement, Rights Agreement, Unit Purchase Agreement or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing), and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto;
(d)	In the case of the Indenture pursuant to which any Debt Securities offered pursuant to the Registration Statement are to be issued or governed, there will have been no addition, deletion or modification of the terms or provisions contained in the form of Indenture included as Exhibit [4.3] to the Registration Statement that would affect the validity of any of the opinions rendered herein;
(e)	A definitive Purchase Agreement, any other applicable agreement relating to the particular offering (including any Indenture, certificate of designation or amendment to the Certificate of Incorporation, Warrant Agreement, Rights Agreement, Unit Purchase Agreement or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing) will have been duly authorized and validly executed and delivered by the Company and each of the other parties thereto;
(f)	In the case of any definitive Purchase Agreement, the Indenture, any certificate of designation or amendment to the Certificate of Incorporation, Warrant Agreement, Rights Agreement, Unit Purchase Agreement or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing, there will be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;
(g)	The final terms of any Company Securities offered pursuant to the Registration Statement, and, when issued, the issuance, sale and delivery thereof, and the incurrence and performance of the obligations thereunder or in respect thereof in accordance with the terms thereof, and any consideration to be received for any such issuance, sale and delivery, (i) will comply with, and will not violate, (A) the Certificate of Incorporation and the Bylaws, as they may be amended or supplemented hereafter, or (B) any applicable law, rule or regulation; (ii) will not result in a default under or breach of any agreement or instrument binding upon the Company; (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, or to which the issuance, sale and delivery of such Securities or the incurrence and performance of such obligations may be subject; and (iv) will not violate any applicable public policy or be subject to any defense in law or equity;

August 6, 2021

(h)	Any Company Securities issuable upon conversion, exchange or exercise of any Company Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;
(i)	Any Warrant Agreement, Rights Agreement, or purchase contract for the Units will be governed by the laws of the State of New York, and the choice of law selected by the parties to any Purchase Agreement, the Indenture, any Warrant Agreement, Rights Agreement, Unit Purchase Agreement or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing, is a valid and legal provision; and
(j)	That the Company will continue to be validly existing under the laws of the State of Delaware.

To the extent that the obligations of the Company under any offered Debt Securities and the Indenture may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdictions of organization; (ii) the Trustee will be duly qualified to engage in the activities contemplated by the Indenture, as it may be amended or supplemented; (iii) the Indenture and any amendment or supplement thereto will have been duly authorized, executed and delivered by the Trustee and will constitute the valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee will be in compliance, with respect to acting as a trustee under the Indenture and any amendment or supplement thereto, with all applicable laws and regulations; (v) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture and any amendment or supplement thereto; and (vi) the Trustee will have been qualified under the TIA, and an appropriate Form T-1 with respect to the Trustee will have been properly filed in accordance with the TIA.

To the extent that the obligations of the Company under any Warrant Agreement, Rights Agreement, Unit Purchase Agreement or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (i) each party to any such agreement other than the Company (including any applicable warrant agent, purchase contract agent or other party acting in a similar capacity with respect to any Company Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (ii) each such agreement and the applicable Company Securities will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (iii) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (iv) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

August 6, 2021

The opinions set forth above are subject to the following additional qualifications:

  The opinions in paragraphs 3 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding at law or in equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.
  We express no opinions concerning (i) any provisions that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) any indemnification, exculpation or contribution provisions to the extent that such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (iii) any waiver of the right to jury trial or forum non conveniens; (iv) any provisions relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York or may be subject to constitutional limitations; (v) (a) consents to or restrictions upon judicial relief, (b) waivers of rights or defenses with respect to stay, extension or usury laws or waivers of broadly or vaguely stated rights, (c) grants of set-off rights or (d) proxies, powers and trusts; (vi) any provisions that purport to require that amendments or waivers to any agreement must be in writing to be effective; (vii) any provisions that provide for liquidated damages, make-whole or other prepayment premiums or similar payments or other economic remedies to the extent a court were to determine that any such economic remedy constitutes a penalty or (viii) any provisions that relate to judgments in currencies other than U.S. dollars. We also express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated hereby or the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur after the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm in each of the Prospectus and the Equity Distribution Agreement Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ Olshan Frome Wolosky LLP

Olshan Frome Wolosky LLP